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                                                                      EXHIBIT 23




                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803


October 29, 2001


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated October 29, 2001 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in Amendment No. 1 to the Company's report on Form 10-QSB for the fiscal quarter ended March 31, 2001.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA







                    3587 LEE ROAD   SHAKER HEIGHTS, OHIO 44120